UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2005

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	232219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 23, 2005, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Lehman Brothers Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Goldman, Sachs & Co., as Representatives named in the Underwriting Agreement for the sale of $1.0 billion aggregate principal amount of the Company’s 2005 Series D Floating Rate Senior Notes Due 2007. Such Senior Notes, which are designated the 2005 Series D Floating Rate Senior Notes Due 2007, are a portion of the $3.0 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on June 28, 2005 (File No. 333-126053). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

The form of the Thirty-First Supplemental Indenture to the Company’s June 1, 2000 Senior Indenture, pursuant to which the 2005 Series D Floating Rate Senior Notes Due 2007 will be issued, is filed as Exhibit 4.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits
1	Underwriting Agreement, dated September 23, 2005, between Lehman Brothers Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Goldman, Sachs & Co. as Representatives for the underwriters named in the Underwriting Agreement.

4.1	Form of Senior Indenture, dated June 1, 2000, between Dominion Resources, Inc. and JP Morgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (Exhibit 4 (iii), Form S-3, Registration Statement, File No. 333-93187, incorporated by reference).

4.2	Form of Thirty-First Supplemental Indenture to the Senior Indenture pursuant to which the 2005 Series D Floating Rate Senior Notes Due 2007 will be issued. The form of the 2005 Series D Floating Rate Senior Note Due 2007 is included as Exhibit A to the form of the Thirty-First Supplemental Indenture.

5	Opinion of McGuireWoods LLP.

12	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, File No. 1-8489).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ G. Scott Hetzer
G. Scott Hetzer Senior Vice President and Treasurer

Date: September 26, 2005